REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
As filed with the Securities and Exchange Commission on April 27, 2006

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE MIDLAND COMPANY
(Exact name of Registrant as Specified in its Charter)

Ohio	31-0742526
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7000 Midland Boulevard
Amelia, Ohio 45102-2607
(513) 943-7100
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrants' Principal Executive Offices)

2006 EMPLOYEE STOCK SERVICE AWARD PLAN
(Full Title of the Plan)

_________________

Joseph P. Hayden, III
The Midland Company
7000 Midland Boulevard
Amelia, Ohio 45102-2607
Telephone: (513) 943-7100
Facsimile: (513) 943-7111
(Name, Address and Telephone Number of Agent for Service)

Copies of all communications to:

F. Mark Reuter, Esq.
Keating Muething & Klekamp PLL
One East Fourth Street, Suite 1400
Cincinnati, Ohio 45202
Telephone: (513) 579-6469
Facsimile: (513) 579-6457

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price Per Share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	20,000 shares	$36.25(1)	$725,000(1)	$78

(1)	Estimated to calculate registration fee.

(2)	Calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on April 26, 2006 of $36.25 per share.

The Exhibit Index appears after the Signature Page of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents filed by Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

1.	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

2.	Registrant’s Current Reports on Form 8-K filed on March 7, 2006 and April 11, 2006.

3.	The description of Registrant’s Common Stock, which is contained in a registration statement filed on Form S-3, by Registrant with the Commission on September 22, 2005, registration number 333-128492.

        All reports and other documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.    Description of Securities.

      Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        William J. Keating, Jr., a director and beneficial owner of securities of the Registrant, is also a partner in the law firm of Keating Muething & Klekamp PLL, which passed upon the validity of the securities that may be offered under the Plan.

Item 6.    Indemnification of Directors and Officers.

        Ohio Revised Code, Section 1701.13(E), allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Registrant unless deemed otherwise by the court. Indemnification is to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. Registrant’s Code of Regulations provides that it shall indemnify its directors and officers to the fullest extent not prohibited by law. Additionally, Registrant maintains director and officer liability insurance which provides coverage against certain liabilities.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

        The Exhibits to this registration statement are listed in the Index to Exhibits which immediately follows the signature pages hereto.

Item 9.    Undertakings.

        9.1    The undersigned Registrant hereby undertakes:

(1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i)         to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (ii)        that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        9.2    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        9.3    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on April 27, 2006.

THE MIDLAND COMPANY BY: /s/ John I. Von Lehman —————————————— John I. Von Lehman Executive Vice President, Chief Financial and Accounting Officer and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below marked with an asterisk hereby authorizes Joseph P. Hayden, III or John I. Von Lehman as attorney-in-fact to sign on his or her behalf individually and in each capacity indicated below, any amendments, including post-effective amendments, to this Registration Statement.

Signature	Title	Date
*/s/ James E. Bushman	Director	April 27, 2006
James E. Bushman

*/s/ James H. Carey	Director	April 27, 2006
James H. Carey

*/s/ Michael J. Conaton	Director	April 27, 2006
Michael J. Conaton

*/s/Jerry A. Grundhofer	Director	April 27, 2006
Jerry A. Grundhofer

*/s/ Joseph P. Hayden, Jr.	Director	April 27, 2006
Joseph P. Hayden, Jr.

*/s/ Joseph P. Hayden, III	Chairman of the Board, Chief Operating	April 27, 2006
Joseph P. Hayden, III	Officer and Director

*/s/ John W. Hayden	President, Chief Executive Officer and Director	April 27, 2006
John W. Hayden	(Principal Executive Officer)

*/s/ William T. Hayden	Director	April 27, 2006
William T. Hayden

*/s/ William J. Keating	Director	April 27, 2006
William J. Keating

*/s/ John R. LaBar	Director	April 27, 2006
John R. LaBar

*/s/ Richard M. Norman	Director	April 27, 2006
Richard M. Norman

*/s/ David B. O'Maley	Director	April 27, 2006
David B. O'Maley

*/s/ John M. O'Mara	Director	April 27, 2006
John M. O'Mara

*/s/ Rene J. Robichaud	Director	April 27, 2006
Rene J. Robichaud

*/s/ Glenn E. Schembechler	Director	April 27, 2006
Glenn E. Schembechler

*/s/ Marie Francis Thrailkill, OSU Ed.D	Director	April 27, 2006
Marie Francis Thrailkill, OSU Ed.D

*/s/ John I. Von Lehman	Chief Financial and Accounting Officer and Secretary	April 27, 2006
John I. Von Lehman	(Principal Financial Officer and Principal Accounting Officer) and Director

Index to Exhibits

Exhibit 4.1	Registrant’s Articles of Incorporation (incorporated by reference to Exhibit 3(i) to the Registrant’s Form 10-Q for the quarter ended June 30, 1998)*

Exhibit 4.2	Registrant’s Code of Regulations, amended and restated (incorporated by reference to Exhibit 3(ii) of Registrant’s Form 10-Q for the quarter ended June 30, 2000)*

Exhibit 4.3	The Midland Company 2006 Employee Stock Service Award Plan

Exhibit 5	Opinion of Keating Muething & Klekamp PLL

Exhibit 23.1	Consent of Deloitte & Touche LLP

Exhibit 23.2	Consent of Keating Muething & Klekamp PLL (contained in Exhibit 5)*

Exhibit 24	Power of Attorney (contained in the signature page)*

* All Exhibits are filed herewith unless otherwise indicated.